UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 20, 2020
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

INDEX TO EXHIBITS

Item 1.01	Entry into a Material Definitive Agreement

The information required by this item is included in Item 2.03.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 20, 2020, a subsidiary of Sharp Compliance Corp. (the “Company”) received loan proceeds of $2,183,187 under the Paycheck Protection Program (“PPP”) under a promissory note from its existing commercial bank (the “PPP Loan”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels.

The term of the Company’s PPP Loan is two years. The annual interest rate on the PPP Loan is 1% and no payments of principal or interest are due during the six-month period beginning on the date of the PPP Loan (the “Deferral Period”).

Under the terms of the CARES Act, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and the maintenance of its payroll levels. No assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

The PPP Loan requires the Company to comply with or to perform the terms, obligations, covenants or conditions contained in the Company's current Credit Agreement and Loan Agreement. Both the Credit Agreement and Loan Agreement contain affirmative and negative covenants that, among other things, require the Company to maintain a maximum cash flow leverage ratio and a minimum debt service coverage ratio. The Credit Agreement and Loan Agreement also contain customary events of the Company's default which, if uncured, may terminate the Credit Agreement or Loan Agreement and require, among other things immediate repayment of all indebtedness to the lenders.

The description of the PPP Loan contained herein is qualified in its entirety by reference to the PPP Loan, a copy of which is attached as Exhibit 10.1 (PPP Loan) to this current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 21, 2020, Sharps Compliance Corp. (the "Company", "Sharps" or "we") issued a press release regarding its receipt of the proceeds of the PPP loan.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(a)        Financial Information
Not applicable
(b)        Pro Forma Financial Information
Not applicable
(c)        Exhibits. The following exhibit is filed herewith:
Exhibit    Description
        99.1    Press Release, dated April 21, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2020	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1*	Promissory Note
99.1	Press Release, dated April 21, 2020

* Portions of the exhibit have been omitted by means of marking such portions with an asterisk because the identified portions are not material and would likely cause competitive harm if publicly disclosed.